Exhibit 32.1

Certification Pursuant To
18 U.S.C. Section 1350,
As Adopted Pursuant To
Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned hereby certifies, in my capacity as an officer of CEC Funding, LLC, for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(i)

the enclosed Quarterly Report of CEC Funding, LLC on Form 10-Q for the period ended September 30, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operation of CEC Funding, LLC.

Date: November 4, 2005	By:	/s/ THOMAS J. MAY
Thomas J. May
Chairman, President and
Chief Executive Officer